Exhibit 10.10

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of by and between Sundance Energy Inc, a Colorado limited liability company, and its successors. affiliates or assigns (“Employer”) and Eric McCrady (“Employee”).  The Employer is a wholly owned subsidiary of Sundance Energy Australia Ltd, a public company incorporated in Australia and listed on the Australian Stock Exchange and subject to the ASX Listing Rules (“Sundance”). The parties hereto agree as follows:

I.                                 Employment Term

Employer hereby employs Employee as its Chief Executive Officer upon the terms and conditions hereinafter set forth. The term (“Services Term”) of Employee’s employment hereunder shall commence on 18 May 2011 and shall continue until the first of the following to occur:

(a)                              19 May 2014; or

(b)                            upon the sooner termination as hereinafter provided in paragraph 8 hereof.

2.                                 Duties: Reporting

(a)                            During the Services Term, except as is otherwise expressly set forth herein. Employee shall devote his full business time and attention to Employer and the diligent performance of his duties hereunder. Employee shall run the day-to-day operations of Employer in all material respects within the parameters of the then operative Business Plan and Budget of Employer and shall personally supervise the day-to-day operations of Employer in the Business.

(b)                            Employee shall report directly to both the Board of Employer and to the Chairman of Sundance. and if the Chairman of Sundance is unavailable. to the Board of Sundance. Employee hereby accepts such employment and agrees to perform his services hereunder faithfully, diligently and to the best of his ability. Employee shall observe al l reasonable rules and regulations adopted by Employer in connection with the operation of its business, including. but not limited to, with respect to confidential information, and cmTy out to the best of Employee’s ability all lawful instructions of Employer.

(c)                             As long as such activities do not materially interfere with Employee’s services to Employer hereunder, Employee may serve on boards of directors of other entities not related to the oil and gas and related businesses (collectively, the “Excluded Businesses”) or on boards of chmitable or similar organizations.

(d)                            For the purposes of this Agreement Employee acknowledge s that any reference to the interest, operations, reasonable rules and regulations and lawful directions of Employer will be taken to include the interest, operations, reasonable rules and regulations and lawful directions of Sundance, and Employee will have the same regard to the interests of Sundance as to the interests of Employer.

3.                                 Duties: Scope

During the Services Term, Employee shall pe1form the following duties:

(a)                           evaluate, define, get approval from the Boards of Employer and Sundance. and execute strategy;

(b)                            manage day to day operations;

(c)                             build an effective and professional management team;

(d)                           hire/fire/manage compensation with the Remuneration Committees of the Employer and of Sundance:

(e)                            raise and allocate capital, and manage debt when appropriate;

(t)                               manage costs;

(g)                             seek opportunities to grow the business (M&A, projects, partnerships, structures, etc.):

(h)                            communication with the market and investors:

(i)                                be the public face of Employer and Sundance, and expand Sundance’s investor base and capital markets exposure:

U)                              perform the role of Chief Executive Officer of Employer as directed by the Board of Employer;

(k)                           perform the role of Managing Director of Sundance as directed by the Board of Sundance, and immediately resign from that office if directed to do so by the Board of Sundance;

(l)                                communicate effectively with the Boards of Employer and Sundance;

(m)                        manage compliance, accounting. control framework and regulatory matters:

(n)                            build and maintain relationships with our partners;

(o)                            manage safety and environmental matters; and

(p)                           all ancillary activities to the du ties set forth in this Agreement.

4.                                  Salary and Bonuses

In full consideration for all rights granted and services rendered by Employee hereunder, Employer shall pay Employee the following compensation:

(a)                           An annual base salary at the rate of US$275,000.00 per annum, pl us any increases to that base salary as determined in accordance with the Incentive Compensation Plan that was approved by the Board of Sundance on 7 April 2011 (“Plan”), which increases shall commence on 30 June 2011 (if applicable). Such annual salary shall be adjusted on a pro rata basis for any partial year and shall be paid in equal installments in accordance with Employer’s then prevailing payroll policy.

(b)                           Any additional amount as determined in accordance with the Plan, which may include an annual bonus and equity component, and any additional discretionary bonus approved under the Plan (which bonus will given by the Employer to the Employee at the sole discretion of the Board of Sundance).

5.                                 Expenses

To the extent that Employee incurs necessary and reasonable business expenses including without limitation, air travel, accommodations and entertainment expenses during the course of his employment hereunder, Employee shall be reimbursed for such expenses upon receipt by Employer of satisfactory evidence thereof. Employee’s travel and accommodation expenses shall include travel to Australia and within the United States for business meetings and conferences related to the Business as well as other activities customarily undertaken by executives in the oil and gas business.

6.                                 Benefits

Employee shall be entitled to vacation, health insurance and other Employee benefits in accordance with Exhibit A hereto.

7.                                 Protection of Employer’s Interest

Restrictive Covenants

(a)                          Non-Competition.  Employee acknowledges that, in the course of his responsibilities hereunder, Employee will form relationships and become acquainted with certain confidential and proprietary information as further described in paragraph 7(h). Employee further acknowledges that such relationships and information are and will remain valuable to the Employer and Sundance and that the restrictions on future employment, if any, are reasonably necessary in order for Employer to remain competitive.  In recognition of their heightened need for protection from abuse of relationships formed or infonnation garnered before and during the Services Term of the Employee’s employment hereunder, Employee covenants and agrees for the six (6) month period immediately following termination of employment for any reason (t he “Restrictive Period”), Employee will not be involved in any way (whether directly or indirectly, or solely or jointly with or as a partner, joint venturer. associate, ad visor, consultant, manager. employee, independent contractor, agent, principal, director or officer of a body corporate, shareholder, unit holder, trustee, beneficiary or in any other capacity) in:

(i)                             competing for the acquisition of any project or business, the acquisition of which is known by Employee to be under active consideration by Employer;

(ii)                          diverting or attempting to divert any business opportunity from Employer;

(iii)                       causing or attempting to cause any person who is or was a customer of Employer and with whom Employee has had dealings within the last 12 months of the termination of Employee’s employment, not to do business with Employer;

(iv)                       canvassing, inducing or soliciting any employee or agent of Employer to leave the employment or agency of Employer;

(v)                         canvassing, soliciting, approaching or accepting any solicited or unsolicited approach from any person who is or was a customer of the business of Employer at any time during the term of this Agreement with a view to securing the business of that customer; or

(vi)                       using or disclosing to the detriment or possible detriment of Employer information concerning the business of Employer’s customers or suppliers or divulging to any person any information concerning the business of Employer or its dealings. transactions or affairs.

(b)                          Each of the separate obligations refeITed to in paragraph 7(a) is severable and has an independent operation from each of the other obligations refeITed to; however, each separate obligation will be cumulative in effect. Employee understands and acknowledges that this restraint is reasonable to protect the goodwill of Employer’s business.

(c)                           Employee agrees with Employer that he will not, without the prior written consent of Employer either directly or indirectly, participate in or be engaged. concerned or interested in the commission of each prescribed act within each prescribed area and for each prescribed period.

(d)                         For the purposes of paragraph 7, each of the following is a prescribed area:

(i)                              The United States of America;

(ii)                          Colorado, Oklahoma, Wyoming and North Dakota;

(iii)                       Australia; and

(iv)                       South Australia.

(e)                           Employee acknowledges:

(i)                              that Employer has expended substantial time, money and other resources in establishing Employer’s business, customer base and market relationships, and the goodwill associated with them;

(ii)                          that as a consequence of servicing that business, customer base, market relationships and goodwill, he:

(1)                             acquires no personal interest or benefit; and

(2) will establish a personal relationship and rappmt with Employer’s customers and market relationships in the course of the Appointment;

(iii)                        that Employer is likely to suffer loss and damage if Employee takes or attempts to take personal advantage of his relationship and rapport with the customers and market relationships of Employer, contrary to paragraph 7 of this Agreement;

(iv)                      that the goodwill associated with the customer base and market relationships of Employer has value as property of Employer capable of sale; and

(v)                         that to the extent that Employee has been introduced to that business, customer base and market relationships (and associated goodwill) by Employer it has been with a view to Employee servicing them either directly or indirectly for the benefit of Employer.

(f)                            Employee acknowledges that each of the separate obligations referred to in paragraph 7:

(i)                              is reasonable having regard to the nature of the conduct restrained, the duration and the scope of the restraint and the reasonable necessity of the restraints for the protection of the business and goodwill of Employer; and

(ii)                          extends no further (in any respect) than is reasonably necessary and is solely to protect the legitimate business interests of Employer and its goodwill; and

(g)                           If Employee contravenes any of the obligations contained in paragraph 7 then irrespective of any other provision of this Agreement and any other remedies available to Employer, Employer may seek injunctive relief, it being acknowledged that damages would not be an adequate remedy.

(h)                          Confidentiality.  Employee covenants and agrees that Employee shall not at any time during the Services Term or thereafter, without Employer’s prior written consent, such consent to be within Employer’s sole and absolute discretion, disclose or make known to any person or entity outside of the Employer any Trade Secret (as defined below), or proprietary or other confidential information concerning Employer, including without limitation, Employer’s customers and its scientific, business or other data practices, procedures, management policies or any other information regarding Employer, which is not already and generally known to the public through no wrongful act of Employee or any other party.  Employee covenants and agrees that Employee shall not at any time during the Services Term, or thereafter, without the Employer’s prior written consent, utilize any such Trade Secrets, proprietary or confidential information in any way, including communications with or contact with any such customer other than in connection with employment hereunder.  For purposes of this paragraph 7, “Trade Secrets” is defined as data or information, including a formula, pattern, compilation. program, device, method, know-how, technique or process, that derives any economic value, present or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who may or could obtain any economic value from its disclosure or use.

(i)                              Former Employer Information. Employee will not intentionally, during the Services Term, improperly use or disclose any proprietary information or Trade Secrets of any former employer or other person or entity and will not improperly bring onto the premises of the Employer any unpublished document or proprietary information belonging to any such employer, person or entity.

U)                            Third Party Information.  Employee acknowledges that Employer has received and in the future will receive from third parties their confidential or proprietary infonnation subject to a duty to maintain the confidentiality of such infonnation and to use it only for certain limited purposes.  Employee will hold all such confidential or proprietary information in the stiictest confidence and will not disclose it to any person or entity or to use it except as necessary in call’ying out Employee’s duties hereunder consistent with Employer’s agreement with such third party.

(k)                         Employer’s Property. Employee hereby confirms that Trade Secrets, proprietary or confidential information including, but not limited to. al l information concerning Employer’s processes, procedures. customers, pricing. employee matters, scientific date, etc. constitute Employer’s exclusive property. Employee agrees that upon termination of employment, Employee shall promptly return to the Employer all notes, notebooks, memoranda, computer disks, and any other similar repositories of information containing or relating in any way to the Trade Secrets or proprietary or confidential information of the Employer, including but not limited to, the documents refell’ed to in paragraph 7(h). Such repositories of information also include but are not limited to any so-called personal files or other personal data compilations in any form, which in any manner contain any Trade Secrets, or proprietary or confidential information of Employer.

(I)                            Notice to Employer. Employee agrees to notify Employer immediately of any employers for whom Employee works or provides services (whether or not for remuneration to Employee or a third party) during the Services Term or within the Restrictive Period.

(m)                      During the Services Term, except as permitted pursuant to paragraph 2(c) hereof, Employee agrees not to engage in any activity, directly or indirectly, whether as a consultant, principal, employee, agent or owner, or otherwise, in the Excluded Businesses other than through Employer or any Permitted Entity (as hereinafter defined); provided, however, the foregoing will not prevent Employee from:

(i)                             holding at any time less than 20% of the outstanding capital stock of any company engaged in an Excluded Business whose stock is publicly traded, or

(ii)                          making an investment (irrespective of the size of the investment) in any privately held entity provided that Employee complies with the provisions of paragraph 7(n) As used herein, a “Permitted Entity” shall mean:

(i)                             any subsidiary of Employer;

(ii)                          affiliate owned or controlled by Employer; or

(iii)                       any entity in which Employer has an ownership interest that is engaged in the exploration, production, or acquisition of any oil and gas assets.

(n)                          Except for activities and business opportunities engaged in by Employee pursuant to paragraph 2(c), during the Services Term Employee will offer to Employer on a “first look” basis all business opportunities or potential business opportunities relating to the Excluded Businesses that <u-e offered to Employee. If, after offering a business opportunity to Employer, Employer determines not to pursue such business opportunity (or fails to respond in writing to such offer within ten (10) business days following the date such opportunity is offered in writing to Employer), Employee may engage in any such opportunity in the event that:

(i)                              such engagement does not interfere with Employee’s obligations hereunder; and

(ii)                           the Board has expressly consented in writing to such engagement by Employee, including with respect to the scope and terms thereof.

(o)                          To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created, developed or written, or suggested by Employee resulting from Employee’s services for Employer (“Intellectual Property”) shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. Employee agrees to execute, acknowledge and deliver to Employer, at Employer’s request, such further documents as Employer finds appropriate to evidence Employer’s rights in such prope1ty.

(p)                         Employer acknowledges that Employee cuITently owns one third of Middle Earth Resources, LLC (“MER”), a Colorado LLC which, in turn, owns I00% of Trilogy Resources, LLC (“Trilogy”). Employer further acknowledges that MER and Trilogy control approximately 1,100 acres in the Wattenberg Field of the Denver-Julesburg Basin with nine producing wells and a credit facility with Wells Fargo. Employee disclosed the above referenced ownership interest to Jayme McCoy, the previous Managing Director of Sundance and CEO of Employer, on May 24, 2010, and subsequently to General Counsel for Employer on November 11, 2010. In Board Meetings on November 3, 2011 and November 10, 2011 the Employee assured the Board that he will use his best efforts in a reasonable period of time to divest his interest in MER and the Trilogy Opportunity. The Employee has agreed to grant the Employer a zero cost 2 year call option to purchase the Employee’s economic interest in MER and Trilogy on terms recommended by a recognized independent expert. Both Employer and Employee agree that Employee’s ownership interest in MER and Trilogy has been fully disclosed to Employer and does not violate paragraph 7 of this Agreement.

(q)                          For the purposes of this paragraph 7 Employee acknowledges that:

(i)                              any reference to the interest of Employer will be taken to include the interest of Sundance and its related bodies corporate, and Employee will have the same regard to the interest of Sundance and its related bodies corporate as to the interest of Employer; and

(ii)                           any reference to Employer will be taken to be a reference to Sundance and its related bodies corporate, to the maximum extent permitted by the context.

8.                                 Termination

(a)                            Employer may terminate Employee’s employment only for “Good Cause”. As used hereunder, “Good Cause” shall mean:

(i)                                willful misconduct which result s in a material breach or substantial failure by Employee to com ply with or perform a material term of this Agreement;

(ii)                             Employee’s gross negligence in the performance of his duties for Employer;

(iii)                          the commitment of a fraud on Employer, or

(iv)                         any conviction of, or plea of nolo contendere to, any felony involving a crime of moral turpitude.

In the event of termination for Good Cause, all of Employer’s obligations hereunder shall terminate immediately, except that Employer shall he obligated to pay or accord to Employee the salary, benefits and other compensation provided herein accruing or earned through the date of tennination. Not with standing the foregoing, “Good Cause” shall not be deemed to exist unless Employee has received written notice of termination for Good Cause (which written notice shall state the cause), and, if curable, Employee fails to cure such element of Good Cause within fifteen (15) business days of receipt of such notice or, if longer, such reasonable period as is required to cure such element, provided Employee pursues such cu re diligently.

(b)                            In the event of Employee‘s death during the Services Term hereof, this Agreement shall terminate and Employer shall only be obligated to pay Employee’ s estate or legal representative the salary provided for herein to the extent accrued or earned by Employee prior to such event and to accord Employee’s estate or legal representative such accrued benefits and other compensation to which Employee was then entitled at the time of such event.

(c)                             In the event Employee is unable to perform substantially the services required of Employee hereunder as a result of any disability due to physical or mental injury, disability or illness and such disability continues for a period of one hundred fifty (150) or more consecutive days or an aggregate of two hundred (200) or more days during any 12 month period during the Services Term hereof. then at any time thereafter while such disability continues, Employer shall have the right, at its option. to terminate Employee’s employment hereunder. Unless and until so terminated. during any period of disability during which Employee is unable to perform the services required of Employee hereunder, Employee’s salary hereunder shall nevertheless be paid. and Employer shall be obligated to pay or accord to Employee the benefits and other compensation provided herein. In the event of a dispute as to whet her the Employee is disabled within the meaning of this paragraph 8(c), or the duration of any disability, either party may request a medical examination of the Employee by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Employee has become disabled and the elate when such disability arose. The cost of any such medical examinations shall be borne by Employer.

(d)                            If this Agreement shall be terminated by Employer for any reason, Employee shall have no duty to seek other employment or otherwise mitigate damages, and any compensation or other consideration received by Employee followed by any such termination shall not be offset against any of Employer’s obligations hereunder.

(e)                             This Agreement can be terminated by Employee with ninety (90) days written notice to Employer. If Employee so terminates the Agreement pursuant to this pm·agraph 8(e), then this Agreement shall terminate and Employer shall only be obligated to pay Employee the salary provided for herein to the extent accrued or earned by Employee prior to such event and to accord Employee such accrued benefits and other compensation to which Employee was then entitled at the time of such event.

(f)                              If, as a direct result of change in the control of Sundance, at the instigation of the Sundance Board Employee suffers a material diminution in his status as Chief Executive Officer of Employer or Managing Director of Sundance or both, including, without limitation, through a material change in his authority in respect of the business of Sundance or any subsidiary of Sundance or in his reporting relationship with the Sundance Board, then:

(i)                               Employee may, within two months of such diminution in status. elect by giving two weeks written notice to Employer to treat his employment as being terminated by Employer other than for “Good Cause” under this Agreement;

(ii)                             if Employee gives such notice his employment will cease at the end of the period of two weeks written notice; and

(iii)                           any cessation of employment will have no effect on the other continuing rights and obligations that are created by this Agreement.

9.                                 Assignment

Employer may assign this Agreement or al l or any part of its rights and obligations hereunder in connection with any merger, consolidation, sale of all or substantially all of Employer’s assets, or other sale of the business to which this Agreement relates to an acquiring or surviving party that succeeds to all or substantially all of Employer’s business or assets, and this Agreement shall inure to the benefit of such assignee, provided that nothing shall diminish Employee’s lights, status, position or duties hereunder. Such assignment shall not constitute a breach of this Agreement by Employer. Employee acknowledges that this Agreement is a personal services contract and that Employee’s rights and obligations hereunder are not assignable.

10.                        Notices

All notices, statements and other documents required or desired to be given shall be made in writing and should be made by personal (or messenger) delivery by mail or by telecopier or fax and should be addressed to the parties as follows:

To Employer: Sundance Energy Inc

380 Interlocken Crescent
Suite 601
Broomfield, Colorado 80021
Fax: (303) 543-5701

To Employee: Eric McCrady

I036 South High Street
Denver, Colorado 80209

Any pmty may change its address for purposes of receiving notices, statements or other documents by a notice to the other pmties. Notice given by mail shall be c.leemed to be given three days after the date of mailing thereof. Notice given by telecopier or fax shall be deemed given upon confirmed receipt. Notice by personal (or messenger) delivery shall be deemed given upon confirmed receipt.

II.                            Employer

Employee acknowledges that any consent, waiver, negotiation, decision or approval by “Employer” pursuant to this Agreement (including, without limitation, any amendment to this Agreement) may only be made by Employer with the approval of Employer’s Board.

12.                       Representations and warranties of Employee

Employee hereby represents and wammts that:

(a)                            Employee has full power and authority to enter into this Agreement;

(b)                            the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in a breach of or constitute (with due notice or lapse of time or both) a default under any contact or agreement to which such Employee is a party or by which Employee is bound;

(c)                            Employee is uncler no obligations or commitments, whether contractual or otherwise, that are inconsistent with Employee’s obligations under this Agreement.

13.                        Specific Enforcement

Employee acknowledges that a breach of this Agreement is likely to result in ineparable and unreasonable harm to Employer, and that injunctive relief, as well as damages would be an appropriate remedy.

14.                        Arbitration

Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding ru·bitration in Denver County, Colorado in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Colorado law, without reference to rules of conflicts of law or rules or statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Not with standing the foregoing. the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

15.                        Miscellaneous

(a)                            This Agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of Employee’s employment, and no amendment or modification of this Agreement shall be binding against Employer unless set forth in wiiting signed by Employer and delivered to Employee. No waiver by either party of any breach by the other pruty of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at t he same or any prior or subsequent time.

(b)                            The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

(c)                             Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

(d)                            This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to any choice of law provision of that state or the laws of any jurisdiction. In accordance with the Immigration Report and Control Act of 1986, employment hereunder is conditioned upon satisfactory proof of Employee’s identity and legal ability to work in the United States.

(e)                             All payments and other compensation provided or to be provided to Employee pursuant to this Agreement shall be subject to reduction for withholding requirements in accordance with applicable law.

(f)                              This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(g)                             In the event of any action or suit based upon or arising out of this Agreement. the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from other party.

(h)                            Part or all of any clause of this Agreement that is illegal or unenforceable will be severed from this Agreement and the remaining provisions of this Agreement will continue in force.

(i)                                 If this Agreement provides for any payment(s) or benefit(s) that is or are (whether alone or in conjunction with any other payments or benefits):

(i)                                greater than permitted under the Australian Corporations Act 200 I (“Corporations Act”) or the ASX Listing Rules without the need to obtain any form of shareholder approval; or

(ii)                             not permitted under the Corporations Act or the ASX Listing Rules,

then the payment or benefit will be reduced to the greatest amount permitted (if any), either:

(iii)                           without the need for such shareholder approval, or;

(iv)                         by the Corporations Act or ASX Listing Rules,

or not paid or provided as the case may be and such reduction or non payment or provision will not amount to a breach of this Agreement.  Employer may, in its absolute discretion, apportion such a reduction between any one or more payments or benefits under this Agreement.  For the avoidance of doubt, where:

(A)                          shareholder approval has been obtained for Sundance or the Employer (as applicable) to make a payment or provide a benefit to the Employee, including but not limited to any issue of shares, options or other securities by Sundance; and

(B)                          that payment or benefit is permitted under the Corporations Act and the ASX Listing Rules,

this paragraph I 5(i) will not apply to Sundance or the Employer providing that payment or benefit to the Employee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF. the pm1ies hereto have executed this Agreement as of the day and year first above written.

Employer:	Employee:

Sundance Energy Inc	Eric McCrady

BY:

ITS: Manager